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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF GULFMARK OFFSHORE, INC.

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             NAME OF SUBSIDIARY OR ORGANIZATION               STATE OR COUNTRY OF INCORPORATION
             ----------------------------------               ---------------------------------
Gulf Offshore N.S. Ltd.                                                United Kingdom
GulfMark North Sea Ltd.                                                United Kingdom
S.E.A Personnel Limited                                                United Kingdom
Dianne Operating Ltd.                                                  United Kingdom
Gulf Marine Far East PTE, Ltd.                                            Singapore
Gulf Offshore Marine International, Inc.                                   Panama
Gulf Offshore Far East Inc.                                                Panama
SeaMark, Ltd.                                                              Panama
Gulf Marine do Brazil, Ltd.                                                Brazil
Semaring Logistics (M) Sdn. Bhd.                                          Malaysia
Chalvoyage (M) Sdn. Bhd.                                                  Malaysia
Gulf Offshore Shipping Services Inc.                                       Panama
GM Offshore, Inc.                                                         Delaware
GMRK, Inc.                                                                Delaware
Brovig Supply ASA                                                          Norway
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